For Immediate Release

Builders FirstSource Announces $500 Million Share Repurchase Authorization

April 30, 2026 (Irving, TX) – Builders FirstSource, Inc. (NYSE: BLDR) announced its Board of Directors has authorized the repurchase of up to $500 million of the Company’s outstanding shares of common stock, which includes the approximately $200 million remaining under its prior April 2025 authorization.

Since the inception of its buyback program in August 2021, the Company has repurchased 102.6 million shares of its common stock, or 49.7% of its total shares outstanding, at an average price of $81.26 per share for a total cost of $8.3 billion, inclusive of applicable fees and taxes. As of April 30, 2026, shares outstanding were 107,559,876.

The timing and amount of any share repurchases under the share repurchase program will be determined by Builders FirstSource in its discretion based on several factors, including ongoing assessments of the capital needs of the business, the market price of Builders FirstSource’s common stock, and general market conditions. Share repurchases under the program may be made through a variety of methods, which may include open market purchases, block trades, accelerated share repurchase transactions, or trading plans adopted in accordance with Rule 10b5-1 or Rule 10b-18 under the Securities Exchange Act of 1934, or any combination of such methods. The program does not obligate Builders FirstSource to acquire any particular amount of its common stock, and the share repurchase program may be modified, suspended or discontinued at any time at the Company’s discretion.

About Builders FirstSource

Builders FirstSource (NYSE: BLDR), headquartered in Irving, Texas, is the nation's leading provider of building materials for professional builders in new residential construction and repair and remodeling. We deliver integrated homebuilding solutions by manufacturing, supplying, and installing a full range of structural and related building products. With approximately 570 locations across 43 states, we serve 48 of the top 50 and 94 of the top 100 Core Based Statistical Areas (CBSAs), ensuring broad geographic coverage and enhancing our ability to partner with our customers. Our leading network of strategically located manufacturing facilities produces factory-built roof and floor trusses, wall panels, vinyl windows, custom millwork and trim, manufactured and semi-custom modular homes, as well as engineered wood that we design and cut specifically for each home. We also assemble interior and exterior doors into pre-hung units for easy installation. Additionally, we distribute a wide range of building products, including lumber, sheet goods, windows, doors, millwork, and specialty items. Our services, which vary by market, include professional installation, turnkey framing, and shell construction. Supported by the latest construction innovations and digital solutions, we help drive greater efficiency across homebuilding. Learn more at www.bldr.com

Forward-Looking Statements

Statements in this news release and the schedules hereto that are not purely historical facts or that necessarily depend upon future events, including statements about expected market share gains, forecasted financial performance, industry and business outlook or other statements about anticipations, beliefs, expectations, hopes, synergies, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by the Company’s directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements; such risks or uncertainties include those related to the Company’s growth strategies, including acquisitions, organic growth and digital and technology strategies, including the Company’s ability to drive growth by incorporating artificial intelligence and machine learning solutions into its platform, or the dependence of the Company’s revenues and operating results on, among other things, the homebuilding industry and, to a lesser extent, repair and remodel activity, which in each case is dependent on economic conditions, including inflation, interest rates, home size and affordability, consumer confidence, labor and supply shortages, tariffs and duties, and also lumber and other commodity prices. The Company may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Heather Kos

SVP, Investor Relations

Builders FirstSource, Inc.

investorrelations@bldr.com

Source: Builders FirstSource, Inc.